Exhibit 99.1

Contacts:

Media: Margaret Kirch Cohen, +1 312-696-6383 or margaret.cohen@morningstar.com

Investors may submit questions to investors@morningstar.com.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports Second-Quarter 2014 Financial Results, Including a Previously Announced, Non-Recurring $61.0 Million Litigation Settlement Expense

CHICAGO, July 23, 2014—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its second-quarter 2014 financial results.

The company reported consolidated revenue of $189.4 million in the second quarter, an 8.0% increase from $175.4 million in the second quarter of 2013. Excluding acquisitions, divestitures, and foreign currency translations, revenue rose 6.7% in the second quarter of 2014. Revenue excluding acquisitions, divestitures, and foreign currency translations (organic revenue) is a non-GAAP measure. The accompanying financial tables contain a reconciliation to comparable GAAP measures.

During the second quarter, the company recorded a non-recurring expense of $61.0 million—approximately $38.2 million after taxes, or 85 cents per share—related to a previously announced litigation settlement with Business Logic Holding Corp. As a result, Morningstar reported a consolidated operating loss of $24.8 million in the second quarter of 2014, compared with operating income of $43.6 million in the same period a year ago. Net loss was $9.8 million, or 22 cents per diluted share, in the second quarter of 2014, compared with net income of $31.1 million, or 66 cents per diluted share, in the second quarter of 2013.

Excluding the litigation settlement, Morningstar reported adjusted operating income of $36.2 million in the second quarter of 2014, a decrease of 16.9% compared with the second quarter of 2013. Adjusted operating income declined mainly because of higher compensation expense from additional headcount, reflecting new hires as well as acquisitions. Adjusted operating income is also a non-GAAP measure. The accompanying financial tables contain a reconciliation to comparable GAAP measures.

In June, Morningstar acquired HelloWallet Holdings, Inc., a provider of personalized financial guidance. Because Morningstar previously had a minority stake in HelloWallet, the company recorded a non-cash and non-operating gain of $5.2 million, which had a positive effect of 11 cents per share.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “We’re glad to put the dispute with Business Logic behind us. While the settlement amount is meaningful, we want to move forward and focus on the continued growth and success of our retirement business without the risk, distraction, and uncertainty posed by the lawsuit.”

He added, “Organic revenue growth for the second quarter was solid, and we’re seeing momentum as we continue to invest in our existing business as well as in new initiatives. During the quarter, we acquired ByAllAccounts, Inc., a provider of data aggregation technology, in addition to HelloWallet. Client response to both acquisitions has been very positive. We also held successful investment conferences around the world—in Chicago, London, Madrid, and Sydney, along with our first pan-Asian Investment Conference in Hong Kong.”

Financial Highlights

Revenue and Key Operating Metrics

•                  Investment information revenue was $149.5 million, a 6.8% increase from $140.0 million in the second quarter of 2013. Morningstar DirectSM, Morningstar® Advisor WorkstationSM (primarily Morningstar OfficeSM), and Morningstar® Data were the main contributors to revenue growth, which was partially offset by lower revenue for Morningstar® Principia®. The company is in the process of migrating clients from Principia to Morningstar Advisor Workstation and other Morningstar products.

•                  Investment management revenue was $39.9 million, a 12.6% increase from $35.4 million in the second quarter of 2013, driven by strong results for Morningstar® Managed PortfoliosSM and Retirement Solutions. Lower revenue for Investment Advisory services partially offset the increase.

•                  Operating margin was negative 13.1% in the second quarter of 2014, down from 24.8% in the same period in 2013. Excluding the litigation settlement, adjusted operating margin was 19.1% in the second quarter of 2014. Higher compensation expense, reflecting new hires as well as acquisitions, was the primary reason for the decline. Adjusted operating margin is a non-GAAP measure; the accompanying financial tables contain a reconciliation to comparable GAAP measures.

Cash Flow and Balance Sheet

•                  Morningstar generated consolidated free cash flow of $44.8 million in the second quarter of 2014, reflecting cash provided by operating activities of $54.8 million less $10.0 million of cash used for capital expenditures. Free cash flow was down 8.0% from $48.7 million in the second quarter of 2013. Free cash flow is a non-GAAP measure; the accompanying financial tables contain a reconciliation to cash provided by operating activities. Morningstar defines free cash flow as cash provided by or used for operating activities less capital expenditures.

•                  As of June 30, 2014, cash, cash equivalents, and investments totaled $221.0 million, compared with $298.6 million as of Dec. 31, 2013. Of the $700 million authorized under its share repurchase program, Morningstar had purchased a total of 7.6 million shares for $486.5 million as of June 30, 2014. In the second quarter of 2014, Morningstar repurchased approximately 200,000 shares for $15.0 million.

•                  During the second quarter, the company used approximately $64.4 million in cash for the acquisitions of ByAllAccounts and HelloWallet.

•                  In the third quarter of 2014, Morningstar will pay Business Logic $61.0 million as part of the litigation settlement agreement.

•                  The company expects to pay approximately $7.6 million for its regular quarterly dividend on July 31, 2014.

Comparability of Year-Over-Year Results

Several items affected the comparability of second-quarter 2014 results versus the same period in 2013.

•                  The litigation settlement contributed the majority of the $82.3 million increase in operating expense in the second quarter of 2014.

•                  The company’s second-quarter results included $1.2 million in revenue and $4.9 million of incremental operating expense from acquisitions.

•                  During the second quarter of 2014, commission expense rose $2.1 million compared with the prior-year period, mainly because of a change to the company’s sales commission structure that requires a different accounting treatment. Morningstar now expenses sales commissions as incurred instead of amortizing them over the term of the underlying contracts.

•                  As previously disclosed, about 180 net positions shifted from the general and administrative and sales and marketing categories to cost of revenue as a result of the company’s change to a centralized organizational structure in 2013. This shift did not affect total operating expense.

Operating Highlights

•                  Licenses for Morningstar Direct rose 15.9% to 9,222.

•                  Assets under management and advisement for Retirement Solutions were approximately $74.4 billion as of June 30, 2014, versus $55.9 billion as of June 30, 2013. Assets under management and advisement for Morningstar Managed Portfolios were approximately $8.6 billion as of June 30, 2014, compared with $5.9 billion as of June 30, 2013. Both product lines benefited from strong market performance and asset inflows.

•                  Investment Advisory assets under advisement as of June 30, 2014 were $18.7 billion lower versus the same date in 2013 because companies that offer variable annuities have continued to face difficult market conditions. As a result, some of Morningstar’s clients have been managing their fund-of-funds portfolios in-house instead of using outside subadvisors.

•                  Morningstar had approximately 3,800 employees worldwide as of June 30, 2014, compared with 3,425 as of June 30, 2013, reflecting the addition of product and technology roles in the United States, data analysts in India, and the ByAllAccounts and HelloWallet acquisitions.

Investor Communication

Morningstar encourages all interested parties—including securities analysts, current shareholders, potential shareholders, and others—to submit questions in writing. Investors and others may send questions about Morningstar’s business to investors@morningstar.com or write to the company at:

Morningstar, Inc.

Investor Relations

22 W. Washington Street

Chicago, IL 60602

Morningstar will make written responses to selected inquiries available to all investors at the same time in Form 8-Ks furnished to the Securities and Exchange Commission, generally on the first Friday of every month.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, and retirement plan providers and sponsors. Morningstar provides data on approximately 473,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 12 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its investment advisory subsidiaries and had approximately $169 billion in assets under advisement and management as of June 30, 2014. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; a prolonged outage of our database and network facilities; any failures or disruptions in our electronic delivery systems and the Internet; liability and/or damage to our reputation as a result of some of our pending litigation; liability related to the storage of personal information about our users; general industry conditions and competition, including current global financial uncertainty, trends in the mutual fund industry, and continued growth in passively managed investment vehicles; the impact of market volatility on revenue from asset-based fees; failing to maintain and protect our brand, independence, and reputation; changes in laws applicable to our investment advisory or credit rating operations, compliance failures, or regulatory action; and challenges faced by our non-U.S. operations, including the concentration of development work at our offshore facilities in China and India. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement Morningstar’s consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission: consolidated revenue excluding acquisitions, divestitures, and foreign currency translations (organic revenue), consolidated operating income excluding the litigation settlement (adjusted operating income), consolidated operating margin excluding the litigation settlement (adjusted operating margin), and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

Morningstar presents operating income and operating margin excluding the litigation settlement (adjusted operating income and adjusted operating margin) to show the effect of this non-recurring charge, better reflect period-over-period comparisons, and improve overall understanding of Morningstar’s current and future financial performance.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after Morningstar spends money to operate its business. Morningstar uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities). For more information about free cash flow, please see the reconciliation from cash provided by operating activities to free cash flow included in the accompanying financial tables.

For more information about these non-GAAP measures, please see the reconciliations provided in the accompanying financial tables.

All dollar and percentage comparisons, which are often accompanied by words such as “increase,” “decrease,” “grew,” “declined, “ or “was similar,” refer to a comparison with the same period in the previous year unless otherwise stated.

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©2014 Morningstar, Inc. All Rights Reserved.

MORN-E

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

	Three months ended June 30				Six months ended June 30
(in thousands, except per share amounts)	2014	2013	change		2014	2013	change

Revenue	$189,385	$175,428	8.0%		$370,550	$344,284	7.6%
Operating expense(1)(2):
Cost of revenue	81,387	64,427	26.3%		157,101	126,077	24.6%
Sales and marketing	27,949	28,035	(0.3%	)	56,377	56,015	0.6%
General and administrative	30,438	28,120	8.2%		56,542	55,447	2.0%
Depreciation and amortization	13,391	11,262	18.9%		25,778	22,601	14.1%
Litigation settlement	61,000	—	—		61,000	—	—
Total operating expense	214,165	131,844	62.4%		356,798	260,140	37.2%
Operating income (loss)	(24,780)	43,584	NMF		13,752	84,144	(83.7%	)
Operating margin	(13.1% )	24.8%	(37.9)pp		3.7%	24.4%	(20.7)pp

Non-operating income:
Interest income, net	634	664	(4.5%	)	1,219	1,405	(13.2%	)
Other income, net	5,264	2,447	115.1%		5,544	2,651	109.1%
Non-operating income, net	5,898	3,111	89.6%		6,763	4,056	66.7%

Income (loss) before income taxes and equity in net income of unconsolidated entities	(18,882)	46,695	NMF		20,515	88,200	(76.7%	)
Equity in net income of unconsolidated entities	497	360	38.1%		1,096	857	27.9%
Income tax expense (benefit)	(8,611)	15,955	NMF		5,039	28,382	(82.2%	)
Consolidated net income (loss)	(9,774)	31,100	NMF		16,572	60,675	(72.7%	)
Net loss attributable to noncontrolling interests	5	21	(76.2%	)	35	64	(45.3%	)
Net income (loss) attributable to Morningstar, Inc.	$(9,769)	$31,121	NMF		$16,607	$60,739	(72.7%	)

Net income (loss) per share attributable to Morningstar, Inc.:
Basic	$(0.22)	$0.67	NMF		$0.37	$1.31	(71.8%	)
Diluted	$(0.22)	$0.66	NMF		$0.37	$1.30	(71.5%	)
Weighted average shares outstanding:
Basic	44,777	46,400	(3.5%	)	44,778	46,403	(3.5%	)
Diluted	44,777	46,853	(4.4%	)	45,039	46,756	(3.7%	)

	Three months ended June 30			Six months ended June 30
	2014	2013		2014	2013	change
(1) Includes stock-based compensation expense of:
Cost of revenue	$1,890	$1,691	11.8%	$3,652	$3,392	7.7%
Sales and marketing	530	522	1.5%	1,027	1,034	(0.7%	)
General and administrative	1,943	1,741	11.6%	3,623	3,311	9.4%
Total stock-based compensation expense	$4,363	$3,954	10.3%	$8,302	$7,737	7.3%

(2) Morningstar moved to a more centralized organizational structure in 2013. As a result, approximately 180 net positions shifted from the general and administrative and sales and marketing categories to cost of revenue. For the second quarter of 2014 as compared with the same period in 2013, changes related to our more centralized organizational structure added approximately $7 million of compensation expense to cost of revenue and reduced the compensation expense in our sales and marketing and general and administrative expense categories by approximately $4 million and $3 million, respectively.

NMF — Not meaningful, pp — percentage points

Morningstar, Inc. and Subsidiaries

Operating Expense as a Percentage of Revenue (Unaudited)

	Three months ended June 30			Six months ended June 30
	2014	2013	change	2014	2013	change

Revenue	100.0%	100.0%	—	100.0%	100.0%	—
Operating expense(1):
Cost of revenue	43.0%	36.7%	6.3pp	42.4%	36.6%	5.8pp
Sales and marketing	14.8%	16.0%	(1.2)pp	15.2%	16.3%	(1.1)pp
General and administrative	16.1%	16.0%	0.1pp	15.3%	16.1%	(0.8)pp
Depreciation and amortization	7.1%	6.4%	0.7pp	7.0%	6.6%	0.4pp
Litigation settlement	32.2%	0.0%	32.2pp	16.5%	0.0%	16.5pp
Total operating expense(2)	113.1%	75.2%	37.9pp	96.3%	75.6%	20.7pp
Operating margin	-13.1%	24.8%	(37.9)pp	3.7%	24.4%	(20.7)pp

	Three months ended June 30			Six months ended June 30
	2014	2013	change	2014	2013	change
(1) Includes stock-based compensation expense of:
Cost of revenue	1.0%	1.0%	—	1.0%	1.0%	—
Sales and marketing	0.3%	0.3%	—	0.3%	0.3%	—
General and administrative	1.0%	1.0%	—	1.0%	1.0%	—
Total stock-based compensation expense(2)	2.3%	2.3%	—	2.2%	2.2%	—

(2) Sum of percentages may not equal total because of rounding.

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended June 30		Six months ended June 30
($000)	2014	2013	2014	2013

Operating activities
Consolidated net income (loss)	$(9,774)	$31,100	$16,572	$60,675
Adjustments to reconcile consolidated net income (loss) to net cash flows from operating activities:
Depreciation and amortization	13,391	11,262	25,778	22,601
Stock-based compensation expense	4,363	3,954	8,302	7,737
Other, net	(7,795)	(1,826)	(11,843)	(7,301)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions	54,619	13,972	27,879	1,423
Cash provided by operating activities	54,804	58,462	66,688	85,135
Investing activities
Purchases of investments	(6,018)	(78,605)	(7,715)	(82,299)
Proceeds from maturities and sales of investments	21,787	34,976	95,499	96,128
Capital expenditures	(10,006)	(9,763)	(30,799)	(18,881)
Acquisitions, net of cash acquired	(64,447)	(11,125)	(64,447)	(11,125)
Proceeds from sale of a business, net	—	957	—	957
Purchase of equity and cost method investments	—	(909)	—	(909)
Other, net	(1)	(456)	259	436
Cash used for investing activities	(58,685)	(64,925)	(7,203)	(15,693)
Financing activities
Proceeds from stock-option exercises	794	722	2,072	2,810
Employee taxes withheld for restricted stock units	(4,996)	(5,075)	(5,003)	(5,157)
Excess tax benefits from stock-option exercises and vesting of restricted stock units	1,340	2,255	1,913	3,842
Common shares repurchased	(15,023)	(38,697)	(36,720)	(53,937)
Dividends paid	(7,665)	(5,889)	(15,309)	(5,889)
Other, net	19	(47)	14	(50)
Cash used for financing activities	(25,531)	(46,731)	(53,033)	(58,381)
Effect of exchange rate changes on cash and cash equivalents	1,033	(1,888)	1,642	(5,140)
Net increase (decrease) in cash and cash equivalents	(28,379)	(55,082)	8,094	5,921
Cash and cash equivalents—Beginning of period	204,633	224,892	168,160	163,889
Cash and cash equivalents—End of period	$176,254	$169,810	$176,254	$169,810

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	June 30	December 31
($000)	2014	2013

Assets
Current assets:
Cash and cash equivalents	$176,254	$168,160
Investments	44,696	130,407
Accounts receivable, net	135,017	114,131
Deferred tax asset, net	6,437	3,892
Income tax receivable, net	18,616	3,942
Other	21,565	26,361
Total current assets	402,585	446,893

Property, equipment, and capitalized software, net	109,900	104,986
Investments in unconsolidated entities	30,287	38,714
Goodwill	390,367	326,450
Intangible assets, net	109,311	103,909
Other assets	7,835	9,716
Total assets	$1,050,285	$1,030,668

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$97,251	$42,131
Accrued compensation	58,409	71,403
Deferred revenue	161,921	149,225
Other	4,607	6,786
Total current liabilities	322,188	269,545

Accrued compensation	7,512	8,193
Deferred tax liability, net	18,245	23,755
Other long-term liabilities	33,678	37,885
Total liabilities	381,623	339,378
Total equity	668,662	691,290
Total liabilities and equity	$1,050,285	$1,030,668

Morningstar, Inc. and Subsidiaries

Supplemental Data (Unaudited)

	As of June 30
	2014	2013		% change

Our business
Morningstar.com Premium Membership subscriptions (U.S.)	122,736	123,881		(0.9%	)
Registered users for Morningstar.com (U.S.)	8,021,734	7,690,300		4.3%
U.S. Advisor Workstation clients	170	151	(2)	12.6%
U.S. Morningstar Office licenses	4,201	3,985	(2)	5.4%
Principia subscriptions	14,805	22,464		(34.1%	)
Morningstar Direct licenses	9,222	7,960	(1)	15.9%
Assets under advisement and management (approximate)
Investment Advisory services	$82.7 bil	$101.4 bil		(18.4%	)
Retirement Solutions	$74.4 bil	$55.9 bil		33.1%
Morningstar Managed Portfolios	$8.6 bil	$5.9 bil		45.8%
Ibbotson Australia	$3.3 bil	$2.9 bil		13.8%

Our employees (approximate)
Worldwide headcount	3,800	3,425		10.9%
Number of worldwide equity and credit analysts	175	150		16.7%
Number of worldwide fund analysts	100	105		(4.8%	)

(1) Revised to reflect a minor calculation change.

(2) Beginning in the second quarter of 2014, we changed our reporting to show the number of enterprise clients for Morningstar Advisor Workstation instead of the number of individual licenses. We believe this is a more meaningful indicator of underlying business trends because per-user pricing varies significantly depending on the scope of the license. We also began disclosing the number of licenses for Morningstar Office as a separate line item.

	Three months ended June 30		Six months ended June 30
	2014	2013	2014	2013
Average assets under management and advisement	$166.3 bil	$161.6 bil	$164.0 bil	$157.6 bil
Number of new commercial mortgage-backed securities (CMBS) new-issue ratings completed	9	8	18	18
Rated balance for CMBS new-issue ratings	$4.7 bil	$6.8 bil	$10.3 bil	$12.2 bil

	Three months ended June 30		Six months ended June 30
($000)	2014	2013	2014	2013
Revenue
Investment information	$149,527	$140,031	$290,797	$275,116
Investment management	39,858	$35,397	79,753	$69,168
Consolidated revenue	$189,385	$175,428	$370,550	$344,284

Revenue—U.S.	$136,453	$126,335	$266,405	$247,748
Revenue—International	$52,932	$49,093	$104,145	$96,536

	Three months ended June 30		Six months ended June 30
($000)	2014	2013	2014	2013
Effective tax rate
Income (loss) before income taxes and equity in net income of unconsolidated entities	$(18,882)	$46,695	$20,515	$88,200
Equity in net income of unconsolidated entities	497	360	1,096	857
Net loss attributable to noncontrolling interests	5	21	35	64
Total	$(18,380)	$47,076	$21,646	$89,121
Income tax expense (benefit)	$(8,611)	$15,955	$5,039	$28,382
Effective tax rate	46.8%	33.9%	23.3%	31.8%

Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures

Reconciliation from consolidated revenue to revenue excluding divestitures, acquisitions, and foreign currency translations (organic revenue):

	Three months ended June 30			Six months ended June 30
($000)	2014	2013	% change	2014	2013	% change

Consolidated revenue	$189,385	$175,428	8.0%	$370,550	$344,284	7.6%
Less: divestitures	—	—	NMF	—	—	NMF
Less: acquisitions	(1,236)	—	NMF	(2,713)	—	NMF
Favorable effect of foreign currency translations	(885)	—	NMF	(79)	—	NMF
Revenue excluding acquisitions, divestitures, and foreign currency translations	$187,264	$175,428	6.7%	$367,758	$344,284	6.8%

Reconciliation from operating income to operating income, excluding the litigation settlement (adjusted operating income):

	Three months ended June 30				Six months ended June 30
($000)	2014	2013	% change		2014	2013	% change

Operating income	$(24,780)	$43,584	(156.9%	)	$13,752	$84,144	(83.7%	)
Less: litigation settlement	61,000	—	—		61,000	—	—
Operating income, excluding litigation settlement	$36,220	$43,584	(16.9%	)	$74,752	$84,144	(11.2%	)

Reconciliation from operating margin to operating margin, excluding the litigation settlement (adjusted operating margin):

	Three months ended June 30				Six months ended June 30
($000)	2014		2013	% change	2014	2013	% change

Operating margin	(13.1%	)	24.8%	(37.9)pp	3.7%	24.4%	(20.7)pp
Less: litigation settlement	32.2%		—	32.2pp	16.5%	—	16.5pp
Operating margin, excluding litigation settlement	19.1%		24.8%	(5.7)pp	20.2%	24.4%	(4.2)pp

Reconciliation from cash provided by operating activities to free cash flow (a non-GAAP measure):

	Three months ended June 30				Six months ended June 30
($000)	2014	2013	% change		2014	2013	% change

Cash provided by operating activities	$54,804	$58,462	(6.3%	)	$66,688	$85,135	(21.7%	)
Less: Capital expenditures	(10,006)	(9,763)	2.5%		(30,799)	(18,881)	63.1%
Free cash flow	$44,798	$48,699	(8.0%	)	$35,889	$66,254	(45.8%	)

The following table summarizes the change in operating expense:

	Three months ended June 30			Six months ended June 30
($000)	2014	2013	$ change	2014	2013	$ change
Total operating expense	$214,165	$131,844	$82,321	$356,798	$260,140	$96,658

Acquisitions			4,890			4,890
Unfavorable impact of currency			64			556
Litigation settlement			61,000			61,000
All other changes in operating expense			16,367			30,212
Total			$82,321			$96,658